Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces RECORD THIRD Quarter 2019 Results and RAISES EARNINGS Outlook

•	Third quarter net sales grew 14%, with a 10% comp gain and diluted EPS growth of 81%
•	Year-to-date net sales increased 12%, operating income grew 46% and diluted EPS increased 63%
•	Generated a 41% increase in year-to-date operating cash flows and a trailing twelve month ROIC of 18.4%
•	Full-year outlook raised to a range of $2.45 to $2.75 per diluted share, $2.60 at the midpoint

MINNEAPOLIS – (October 15, 2019) – Sleep Number Corporation (Nasdaq: SNBR) today reported record results for the third quarter and year-to-date period ended September 28, 2019.

“Our revolutionary Sleep Number 360® smart beds are delivering life-changing sleep and drove double-digit demand growth on top of double-digit demand growth the prior year. Our multi-year initiatives are resulting in the sales and profit growth we anticipated,” stated Shelly Ibach, President and CEO. “We are creating a future where our 360® smart bed will be the hub for consumers’ health and wellness with individualized digital health as core to our business.”

Third Quarter Overview

•	Net sales increased 14% to a record $475 million, including a 10% comparable sales gain
•

Prior year’s reported results were impacted by one week of deliveries ($24 million of net sales and 23 cents of EPS) which shifted from the third to the fourth quarter; refer to the Reconciliation of Non-GAAP Financial Measures tables on page 10 of our fourth quarter 2018 earnings press release

•	Gross profit rate increased 200 basis points to 62.4% of net sales compared with 60.4% for the same period last year
•	Operating income increased 55% to $39 million, or 8.2% of net sales, up 210 basis points versus the prior year’s third quarter
•	Earnings per diluted share increased 81% to $0.94, compared with $0.52 for the prior year

Cash Flows and Liquidity Review

•	Generated $190 million in net cash from operating activities year to date, up 41% versus the same period last year
•	Invested $47 million in capital expenditures year to date of the $60 million expected for 2019
•	Returned $121 million to shareholders year to date through share repurchases, out of approximately $145 million expected for 2019
•	Announced replenishment of $500 million share repurchase authorization effective the beginning of the fiscal fourth quarter
•	Ended the third quarter with a leverage ratio of 2.6x EBITDAR; continue to operate with a targeted range of 2.5x to 3.0x EBITDAR with seasonal fluctuations expected
•	Return on invested capital increased 470 basis points year over year to 18.4% for the trailing twelve month period

Financial Outlook

The company raised its 2019 earnings per diluted share outlook to a range of $2.45 to $2.75. The outlook includes up to 10% net sales growth for the full-year and a 25% effective income tax rate for the fourth quarter.

Sleep Number Announces Third-quarter 2019 Results – Page 2 of 9

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

As a purpose-driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over nine billion biometric data points every night and delivers actionable insights to improve your overall sleep health and wellness. Sleep Number ranked #1 in J.D. Power’s 2018 Mattress Satisfaction Report*.

To experience proven quality sleep, visit SleepNumber.com or one of over 600 Sleep Number® stores. More information is available on our newsroom and investor relations site.

*Sleep Number received the highest score in the J.D. Power 2015, 2016 and 2018 Mattress Satisfaction   Reports of customers’ satisfaction with their mattress. Visit jdpower.com/awards.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs and the potential for shortages in supply; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations; the adequacy of our and third party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers.  Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Susan Oguche; (763) 551-7059; susan.oguche@sleepnumber.com

Sleep Number Announces Third-quarter 2019 Results – Page 3 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 28, 2019	% of Net Sales	September 29, 2018	% of Net Sales
Net sales	$474,778	100.0%	$414,779	100.0%
Cost of sales	178,388	37.6%	164,262	39.6%
Gross profit	296,390	62.4%	250,517	60.4%
Operating expenses:
Sales and marketing	213,133	44.9%	188,458	45.4%
General and administrative	35,098	7.4%	29,385	7.1%
Research and development	9,007	1.9%	7,353	1.8%
Total operating expenses	257,238	54.2%	225,196	54.3%
Operating income	39,152	8.2%	25,321	6.1%
Interest expense, net	3,131	0.7%	1,836	0.4%
Income before income taxes	36,021	7.6%	23,485	5.7%
Income tax expense	7,967	1.7%	5,228	1.3%
Net income	$28,054	5.9%	$18,257	4.4%

Net income per share – basic	$0.96		$0.53

Net income per share – diluted	$0.94		$0.52

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	29,085		34,231
Dilutive effect of stock-based awards	711		808
Diluted weighted-average shares outstanding	29,796		35,039

Sleep Number Announces Third-quarter 2019 Results – Page 4 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 28, 2019	% of Net Sales	September 29, 2018	% of Net Sales
Net sales	$1,257,186	100.0%	$1,119,750	100.0%
Cost of sales	481,377	38.3%	442,868	39.6%
Gross profit	775,809	61.7%	676,882	60.4%
Operating expenses:
Sales and marketing	568,799	45.2%	511,481	45.7%
General and administrative	102,466	8.2%	89,947	8.0%
Research and development	25,440	2.0%	21,146	1.9%
Total operating expenses	696,705	55.4%	622,574	55.6%
Operating income	79,104	6.3%	54,308	4.9%
Interest expense, net	8,968	0.7%	3,814	0.3%
Income before income taxes	70,136	5.6%	50,494	4.5%
Income tax expense	12,384	1.0%	7,945	0.7%
Net income	$57,752	4.6%	$42,549	3.8%

Net income per share – basic	$1.93		$1.18

Net income per share – diluted	$1.88		$1.15

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	29,859		36,204
Dilutive effect of stock-based awards	829		873
Diluted weighted-average shares outstanding	30,688		37,077

Sleep Number Announces Third-quarter 2019 Results – Page 5 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited - in thousands, except per share amounts)

subject to reclassification

	September 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$1,545	$1,612
Accounts receivable, net of allowance for doubtful accounts of $753 and $699, respectively	25,541	24,795
Inventories	86,508	84,882
Prepaid expenses	10,997	8,009
Other current assets	35,002	31,559
Total current assets	159,593	150,857

Non-current assets:
Property and equipment, net	201,755	205,631
Operating lease right-of-use assets [1]	321,048	—
Goodwill and intangible assets, net	73,772	75,407
Other non-current assets	46,154	38,243
Total assets	$802,322	$470,138

Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$213,700	$199,600
Accounts payable	151,357	144,781
Customer prepayments	39,824	27,066
Accrued sales returns	23,833	19,907
Compensation and benefits	39,383	27,700
Taxes and withholding	24,699	18,380
Operating lease liabilities [1]	57,912	—
Other current liabilities	52,361	51,234
Total current liabilities	603,069	488,668

Non-current liabilities:
Deferred income taxes	3,927	4,822
Operating lease liabilities [1]	293,333	—
Other non-current liabilities	66,480	86,198
Total non-current liabilities	363,740	91,020
Total liabilities	966,809	579,688

Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 28,427 and 30,868 shares issued and outstanding, respectively	284	309
Additional paid-in capital	—	—
Accumulated deficit	(164,771)	(109,859)
Total shareholders’ deficit	(164,487)	(109,550)
Total liabilities and shareholders’ deficit	$802,322	$470,138

1 Effective December 30, 2018, we adopted the new lease accounting standard. We adopted the new guidance on a modified-retrospective basis and have not restated prior periods.

Sleep Number Announces Third-quarter 2019 Results – Page 6 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$57,752	$42,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,267	46,655
Stock-based compensation	12,034	10,098
Net gain on disposals and impairments of assets	(409)	(17)
Deferred income taxes	(895)	7,263
Changes in operating assets and liabilities:
Accounts receivable	(746)	(4,816)
Inventories	(1,626)	(6,682)
Income taxes	535	(13,777)
Prepaid expenses and other assets	(8,065)	5,195
Accounts payable	45,051	26,007
Customer prepayments	12,758	18,351
Accrued compensation and benefits	11,763	(2,685)
Other taxes and withholding	5,784	4,265
Other accruals and liabilities	9,629	2,044
Net cash provided by operating activities	189,832	134,450

Cash flows from investing activities:
Purchases of property and equipment	(46,757)	(34,012)
Proceeds from sales of property and equipment	2,577	174
Net cash used in investing activities	(44,180)	(33,838)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(11,270)	94,147
Repurchases of common stock	(139,178)	(198,239)
Proceeds from issuance of common stock	5,752	2,084
Debt issuance costs	(1,023)	(1,014)
Net cash used in financing activities	(145,719)	(103,022)

Net decrease in cash and cash equivalents	(67)	(2,410)
Cash and cash equivalents, at beginning of period	1,612	3,651
Cash and cash equivalents, at end of period	$1,545	$1,241

Sleep Number Announces Third-quarter 2019 Results – Page 7 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Percent of sales:
Retail	92.2%	92.6%	92.1%	91.7%
Online and phone	7.3%	6.9%	7.2%	7.3%
Wholesale/other	0.5%	0.5%	0.7%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	9%	(1%)	7%	0%
Online and phone	20%	10%	10%	11%
Company-Controlled comparable sales change	10%	0%	8%	1%
Net opened/closed stores	5%	3%	5%	3%
Total Company-Controlled Channel	15%	3%	13%	4%
Wholesale/other	8%	(21%)	(17%)	(31%)
Total	14%	3%	12%	4%

Stores open:
Beginning of period	594	565	579	556
Opened	15	9	47	33
Closed	(7)	(5)	(24)	(20)
End of period	602	569	602	569

Other metrics:
Average sales per store ($ in 000's) [1]	$2,858	$2,635
Average sales per square foot [1]	$1,029	$977
Stores > $2 million net sales [2]	70%	62%
Stores > $3 million net sales [2]	28%	23%
Average revenue per mattress unit [3]	$4,788	$4,387	$4,837	$4,432

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.

2 Trailing twelve months for stores open at least one year (excludes online and phone sales).

3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Third-quarter 2019 Results – Page 8 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income	$28,054	$18,257	$84,742	$58,340
Income tax expense	7,967	5,228	21,421	12,064
Interest expense	3,131	1,836	11,064	4,044
Depreciation and amortization	14,963	15,483	61,155	61,658
Stock-based compensation	4,146	3,356	13,348	14,052
Asset impairments	29	30	150	135
Adjusted EBITDA	$58,290	$44,190	$191,880	$150,293

Free Cash Flow

(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net cash provided by operating activities	$119,485	$105,319	$186,922	$131,003
Subtract: Purchases of property and equipment	12,861	12,671	58,260	56,228
Free cash flow	$106,624	$92,648	$128,662	$74,775

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2019 Results – Page 9 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Calculation of Return on Invested Capital (ROIC)

(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	September 28, 2019	September 29, 2018
Net operating profit after taxes (NOPAT)
Operating income	$117,224	$74,427
Add: Rent expense [1]	85,807	77,797
Add: Interest income	4	21
Less: Depreciation on capitalized operating leases [2]	(21,821)	(20,012)
Less: Income taxes [3]	(44,298)	(34,751)
NOPAT	$136,916	$97,482

Average invested capital
Total deficit	$(164,487)	$(54,352)
Add: Long-term debt [4]	214,482	136,683
Add: Capitalized operating lease obligations [5]	686,456	622,376
Total invested capital at end of period	$736,451	$704,707

Average invested capital [6]	$743,271	$710,325

Return on invested capital (ROIC) [7]	18.4%	13.7%

[1]	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
[2]

Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

[3]	Reflects annual effective income tax rates, before discrete adjustments, of 24.4% and 26.3% for 2019 and 2018, respectively.
[4]	Long-term debt includes existing finance lease liabilities.
[5]

A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

[6]	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
[7]	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.